Exhibit 99.1

NORDICUS PARTNERS CORPORATION

Charter of the Audit Committee of the Board of Directors

I.	Audit Committee Purpose

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Nordicus Partners Corporation (the “Company”) is to oversee the processes of accounting and financial reporting of the Company and the audits and financial statements of the Company. The Committee’s primary duties and responsibilities are to:

A.	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

B.	Monitor the independence and performance of the Company’s independent auditors and the Company’s accounting personnel.

C.	Provide an avenue of communication among the independent auditors, management, the Company’s accounting personnel, and the Board.

D.	Appoint and provide oversight for the independent auditors engaged to perform the audit of the financial statements.

E.	Discuss the scope of the independent auditors’ examination.

F.	Review the financial statements and the independent auditors’ report.

G.	Review areas of potential significant financial risk to the Company.

H.	Monitor compliance with legal and regulatory requirements.

I.	Solicit recommendations from the independent auditors regarding internal controls and other matters.

J.	Make recommendations to the Board.

K.	Resolve any disagreements between management and the auditors regarding financial reporting.

L.	Prepare the report required by Item 407(d) of Regulation S-K, as required by the rules of the Securities and Exchange Commission (the “SEC”).

M.	Perform other related tasks as requested by the Board.

The committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.	Audit Committee Composition and Meetings

A.	The Committee shall be compromised of three or more directors as determined by the Board. Each member must be independent of the management of the Company and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a Committee member. Further, each member of the Committee shall meet the independence and experience requirements of the listing rules of any securities exchange or association in which the Company’s securities are traded and the rules and regulations of the SEC, including Rule 10A-3. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. At least one member of the Committee must have past employment experience in finance or accounting, professional certification in accounting, or any other comparable experience or background that results in the member’s financial sophistication, including being or having been a Chief Executive Officer (“CEO”) or Chief Financial Officer (“CFO”) or other senior officer with financial oversight responsibilities.

B.	Committee members shall be appointed by the Board after due consideration of recommendations of the Nominating and Corporate Governance Committee, and the Board may designate a Chair of the Committee. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership. The Board may, at any time and at its complete discretion, replace a Committee member.

C.	Committee members shall meet (either in person or telephonically) at least four times each fiscal year and more often if the Committee, at its discretion, deems this desirable. The Committee shall meet, at its discretion, with management, the Company’s principal accounting officer, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believes should be discussed. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

III.	Audit Committee Responsibilities and Duties

Review Procedures

A.	Review the Company’s annual audited financial statements prior to distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

B.	In consultation with the management, the independent auditors, and the Company’s principal accounting officer, consider the integrity of the Company’s financial reporting processes and controls, including any major issues as to the adequacy of the Company’s internal controls, and any special steps adopted in light of any identified material control deficiencies. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the Company’s principal accounting officer together with management’s responses.

C.	The Committee shall review with the management and the independent auditors any correspondence with regulators and any published reports that raise material issues regarding the Company’s accounting policies.

Independent Auditors

A.	The Committee shall have the sole authority to appoint or replace the independent auditor. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolutions of disagreements between management and the independent auditor regarding final reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee. The Committee shall approve in advance the provision by the independent auditors of all services to the Company whether or not related to the audit. However, neither the Committee nor any person with authority delegated from the Committee may approve an auditor providing the services that are described in Section 10A(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) as “prohibited activities.”

B.	The Committee shall obtain, review and discuss reports from the independent auditor regarding (1) all critical accounting policies and practices to be used; (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of these alternative disclosures and treatments, and the treatment preferred by the independent auditor and the reasons for favoring that treatment; and (3) other material written communications between the independent auditor and Company management, such as any management letter or schedule of unadjusted differences.

C.	The Committee shall assure the regular rotation of the lead audit partner as required by Section 10A(j) of the Exchange Act.

D.	The Committee shall assure that hiring policies for employees or former employees of the independent auditor are consistent with Section 10A(l) of the Exchange Act.

E.	The Committee shall discuss with the independent auditor and then disclose the matters required to be discussed and disclosed by applicable accounting and auditing guidance, including any difficulties the independent auditor encountered in the course of the audit work, any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management.

F.	The Committee shall ascertain annually from the independent auditor whether the Company has issues under Section 10A(b) of the Exchange Act.

G.	The Committee shall determine the independence of the auditors and receive from the independent auditors a formal written statement delineating all relationships between the auditor and the company (consistent with PCAOB Independence Standards Board Standard 1 or any other applicable standards), and thereafter actively engaging in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking, or recommending that the full Board take, appropriate action to oversee the independence of the outside auditor.

Accounting Department and Legal Compliance

The Committee shall:

A.	Review the personnel activities and qualifications of the Company’s accounting personnel, as needed.

B.	Review the appointment and performance of the principal accounting officer, and review financial and accounting personnel succession planning with the Company.

C.	Review significant reports prepared by the Company’s principal accounting officer together with management’s response and follow-up to these reports.

D.	On at least an annual basis, review with the Company’s counsel any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

E.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

F.	The Committee shall review the CEO and CFO’s disclosure and certifications under Sections 302 and 906 of the Sarbanes-Oxley Act.

G.	Conduct an appropriate review of and approve all related party transactions on an ongoing basis and the Committee shall review potential conflict of interest situations where appropriate.

H.	Conduct an annual risk review with respect to the matters within the role and the responsibilities of the Committee.

The Committee shall:

(a)	Report regularly to the Board on its activities;

(b)	Maintain minutes of its meetings and records relating to those meetings and the Committee’s activities;

(c)	Have authority to obtain, at the expense of the Company, advice and assistance from internal or external legal, consulting or other advisors;

(d)	Form and delegate authority to subcommittees of one or more Committee members when desired and appropriate;

(e)	Review and reassess the adequacy of this Charter annually and recommend to the Board any proposed changes to this Charter; and

(f)	Periodically review the Committee’s own performance.

General

In performing their responsibilities, Committee members are entitled to rely in good faith on information, opinions, reports or statements prepared or presented by:

(a)	One of more officers or employees of the Company whom the Committee member reasonably believes to be reliable and competent in the matters presented;

(b)	Counsel, independent auditors, or other persons as to matters which the Committee member reasonably believes to be within the professional or expert competence of such person; and

(c)	Other committees of the Board as to matters within their respective designated authority which the Committee member reasonably believes to merit confidence.

The Committee has the powers and responsibilities delineated in this Charter. It is not, however, the Committee’s responsibility to prepare and certify the Company’s financial statements, to guarantee the independent auditor’s report, or to guarantee other disclosures by the Company. These are fundamental responsibilities of management and the independent auditor. Committee members are not full-time Company employees and are not performing the functions of auditors or accountants.